Exhibit 10.29

RAPTOR PHARMACEUTICAL CORP.
2010 stock Incentive PLAN

2016 RESTRICTED SHARE UNIT AWARD AGREEMENT

Raptor Pharmaceutical Corp., a Delaware corporation, (the “Company”), pursuant to its 2010 Stock Incentive Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (the “Participant”), an award of restricted share units (“Restricted Share Units” or “RSUs”).  Each vested Restricted Share Unit represents the right to receive, in accordance with this Restricted Share Unit Award Agreement (the “Agreement”), one share of common stock of the Company (“Share”).  This award of Restricted Share Units is subject to all of the terms and conditions set forth herein and the Plan, which is incorporated herein by reference.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

Article I.

SPECIFIC TERMS, SELL TO COVER AND ACKNOWLEDGEMENT

1.1Specific Terms.  The RSUs have the following terms:

Participant:
Grant Date:
Total Number of RSUs:
Vesting Commencement Date:
Vesting Schedule:
Termination:

If the Participant’s  Continuous Service terminates prior to the applicable vesting date, all RSUs that have not become vested on or prior to the date of such termination of Continuous Service (after taking into consideration any vesting that may occur in connection with such termination of Continuous Service, if any) will thereupon be automatically forfeited by the Participant without payment of any consideration therefor.

1.2Withholding Taxes.  Participant understands that the terms of this award of RSUs explicitly includes the following (a “Sell to Cover”):

Sell to Cover:  Upon vesting of the RSUs and release of the resulting Shares, the Company, on the Participant’s behalf, will instruct the Company’s transfer agent (together with any other party the Company determines necessary to execute the Sell to Cover, the “Agent”) to sell that number of Shares determined in accordance with Section 2.6 of the Agreement as may be necessary to satisfy any resulting withholding tax obligations and social security contributions on the Company, and the Agent will remit the cash proceeds of such sale to the Company. The Company shall then make a cash payment equal to the required tax withholding and social security contributions from the cash proceeds of such sale directly to the appropriate taxing authorities.

The Participant has carefully reviewed Section 2.6 of the Agreement and the Participant hereby represents and warrants that on the date hereof he or she is not subject to any legal, regulatory or contractual restriction that would prevent the Agent from conducting sales, does not

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have, and will not attempt to exercise, authority, influence or control over any sales of Shares effected by the Agent pursuant to the Agreement.

1.3Acknowledgement. By accepting the grant of the RSUs on the website to which this Agreement is posted, the Participant agrees to be bound by the terms and conditions of the Plan and the Agreement.  The Participant has reviewed this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement and the Plan.  The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or the Agreement.

ARTICLE II.

GRANT OF RESTRICTED ShaRE UNITS

2.1Grant of RSUs.  Pursuant to the terms and conditions set forth in the Plan and this Agreement, effective as of the Grant Date set forth in this Agreement, the Company hereby grants to the Participant an award of RSUs under the Plan in consideration of the Participant’s past and/or continued employment with or service to the Company or any Affiliates and for other good and valuable consideration.

2.2Unsecured Obligation to RSUs.  Unless and until the RSUs have vested in the manner set forth in this Article 2 hereof, the Participant will have no right to receive Shares under any such RSUs.  Prior to actual payment of any vested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

2.3Vesting Schedule.  Subject to Section 2.5 hereof, the RSUs shall vest and become nonforfeitable with respect to the applicable portion thereof according to the vesting schedule set forth in Article I (rounding down to the nearest whole Share).

2.4Consideration to the Company.  In consideration of the grant of the award of RSUs pursuant hereto, the Participant agrees to render faithful and efficient services to the Company or any Affiliate.

2.5Forfeiture, Termination and Cancellation upon Termination of Continuous Service.  Notwithstanding any contrary provision of this Agreement or the Plan, upon the Participant’s termination of Continuous Service for any or no reason, all Restricted Share Units which has not vested prior to or in connection with such termination of Continuous Service (after taking into consideration any accelerated vesting which may occur in connection with such termination of Continuous Service (if any)) shall thereupon automatically be forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration by the Company, and the Participant, or the Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder.  No portion of the RSUs which has not become vested as of the date on which the Participant incurs a termination of Continuous Service shall thereafter become vested.

2.6Issuance of Shares upon Vesting.

(a)As soon as administratively practicable following the vesting of any Restricted Share Units pursuant to Section 2.3 hereof, but in no event later than thirty (30) days after such vesting date (for the avoidance of doubt, this deadline is intended to comply with the “short term deferral” exemption from Section 409A of the Code), the Company shall deliver to the Participant (or any

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transferee permitted under Section 3.2 hereof) a number of Shares (either by delivering one or more certificates for such Shares or by entering such Shares in book entry form, as determined by the Company in its sole discretion) equal to the number of RSUs subject to this Award that vest on the applicable vesting date, unless such RSUs terminate prior to the given vesting date pursuant to Section 2.5 hereof.  Notwithstanding the foregoing, in the event Shares cannot be issued pursuant to Section 17 of the Plan, the Shares shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Administrator determines that Shares can again be issued in accordance with such Section.

(b)In accordance with Section 7 of the Plan, the Company shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state, foreign and local taxes and/or social security contributions required by law to be withheld with respect to any taxable event arising in connection with the RSUs.  Such tax withholding and/or social security contributions obligations shall be made by using a Sell to Cover pursuant to Section 1.2 hereof.  Notwithstanding any other provision of this Agreement, the Company shall not be obligated to deliver any new certificate representing Shares to the Participant or the Participant’s legal representative or enter such Shares in book entry form unless and until the Participant or the Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, foreign and local taxes applicable to the taxable income of the Participant and/or social security contributions resulting from the grant or vesting of the Restricted Share Units or the issuance of Shares.  A Sell to Cover method will be used to satisfy any tax withholding obligations and/or social security contributions and Participant hereby acknowledges and agrees:

(A)The Participant hereby appoints the Agent as the Participant’s agent and directs the Agent to (1) sell on the open market at the then prevailing market price(s), on Participant’s behalf, as soon as practicable on or after the date RSUs are settled, that number (rounded up to the next whole number) of the Shares so issued necessary to generate proceeds to cover (x) any tax withholding obligations and social security obligations incurred with respect to such vesting or issuance and (y) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto, and (2) remit the cash proceeds of such sale to the Company.

(B)The Participant hereby authorizes the Company and the Agent to cooperate and communicate with one another to determine the number of Shares that must be sold pursuant to subsection (A) above.

(C)The Participant understands that the Agent may effect sales as provided in subsection (A) above in one or more sales and that the average price for executions resulting from bunched orders will be assigned to the Participant’s account.  In addition, the Participant acknowledges that it may not be possible to sell Shares as provided by subsection (A) above due to (1) a legal or contractual restriction applicable to the Participant or the Agent, (2) a market disruption, or (3) rules governing order execution priority on the national exchange where the Shares may be traded.  In the event of the Agent’s inability to sell Shares, the Participant will continue to be responsible for the timely payment to the Company and/or its Affiliates of all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld, including but not limited to those amounts specified in subsection (A) above.

(D) The Participant acknowledges that regardless of any other term or condition of this Section 2.6(b), the Agent will not be liable to the Participant for (1) special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, or (2) any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond its reasonable control.

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(E) The Participant hereby agrees to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this Section 2.6(b).  The Agent is a third-party beneficiary of this Section 2.6(b).

(F) This Section 2.6(b) shall terminate not earlier than the date on which all tax withholding and social security obligations arising in connection with the vesting of the Award have been satisfied.

2.7Conditions to Delivery of Shares.  The Shares deliverable hereunder may be either previously authorized but unissued Shares, treasury Shares or issued Shares which have then been reacquired by the Company.  Such Shares shall be fully paid and non-assessable.  The Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares deliverable hereunder prior to fulfillment of the conditions set forth in Section 17 of the Plan.

2.8Rights as Stockholder.  The holder of the RSUs shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the RSUs and any Shares underlying the RSUs and deliverable hereunder unless and until such Shares shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued.

ARTICLE III.

OTHER PROVISIONS

3.1Administration.  The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.  All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Participant, the Company and all other interested persons.  No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the RSUs.

3.2Grant is Not Transferable.  During the lifetime of the Participant, the RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, provided that, the Committee may, in its discretion, consent to such transfer pursuant to Section 8 of the Plan. Neither the RSUs nor any interest or right therein shall be made liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

3.3Tax Consultation.  The Participant understands that the Participant may suffer adverse tax consequences in connection with the RSUs granted pursuant to this Agreement (and the Shares issuable with respect thereto).  The Participant represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the RSUs and the issuance of Shares with respect thereto and that the Participant is not relying on the Company for any tax advice.

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3.4Adjustments. The Participant acknowledges that the RSUs are subject to modification and termination in certain events as provided in this Agreement, and as provided for in the Plan.

3.5Notices.  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s last address reflected on the Company’s records.  Any notice shall be deemed duly given when sent via email or when sent by reputable overnight courier or by certified mail (return receipt requested) through the United States Postal Service.

3.6Participant’s Representations.  If the Shares issuable hereunder have not been registered under the Securities Act of 1933, as amended, or any applicable state laws on an effective registration statement at the time of such issuance, the Participant shall, if required by the Company, concurrently with such issuance, make such written representations as are deemed necessary or appropriate by the Company and/or its counsel.

3.7Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

3.8Governing Law.  The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

3.9Conformity to Securities Laws.  The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any other Applicable Law.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to Applicable Law.  To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such Applicable Law.

3.10Amendment, Suspension and Termination.  To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs in any material way without the prior written consent of the Participant.

3.11Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth in Section 3.2 hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

3.12Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the RSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

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3.13Entire Agreement.  The Plan and this Agreement (including all appendices and exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.

3.14Section 409A.  Notwithstanding any other provision of the Plan or this Agreement, the Plan and this Agreement shall be interpreted in accordance with the requirements of Section 409A of the Code.  The Committee may, in its discretion, adopt such amendments to the Plan or this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate to (i) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

3.15Limitation on Participant’s Rights.  Participation in the Plan confers no rights or interests other than as herein provided.  This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust.  The Plan, in and of itself, has no assets.  Participant shall have only the rights of a general unsecured creditor of the Company and its Affiliates with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to RSUs, as and when payable hereunder.

3.16Not a Contract of Service Relationship.  Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an Employee or other service provider of the Company or any of its Affiliates or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and the Participant.

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